CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 24, 1998 (except as to Note 7A which is as of June 12, 1998), which appears on page F-2 of the Form S-1 Registration Statement of Cognizant Technology Solutions Corporation. We also consent to the incorporation by reference of our report on the Financial Statement Schedule, which appears on page II-4 of such Form S-1 Registration Statement.



                                                      PricewaterhouseCoopers LLP

New York, New York
July 15, 1998